ANCHIN, BLOCK & ANCHIN LLP
                                              Accountants and Advisors

                                              1375 Broadway New York, NY  10018
                                              (212) 840-3456
                                              www.anchin.com




CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-effective Amendment No. 3 to Registration Statement No. 333-152795 of Robeco-Sage Multi-Strategy Institutional Fund, L.L.C. on Form N-2 of our reports for Robeco-Sage Multi-Strategy Institutional Fund, L.L.C. and Robeco-Sage Multi-Strategy Master Fund, L.L.C. both dated May 27, 2010. We also consent to the references to us under the captions "Financial Highlights" and "Independent Registered
Public Accounting Firm" in the Prospectus and under the caption "Financial Statements" in the Statement of Additional Information.


                                               ANCHIN, BLOCK & ANCHIN LLP



New York, New York
June 17, 2010